UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washingt on, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

OCTOBER 28, 2003
Date of Report (Date of earliest event reported)

NORTHWARD VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50321	98- 0377543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1066 West Hastings Street, Suite 2120 Vancouver, British Columbia, Canada	V6E 3X1
(Address of principal executive offices)	(Zip Code)

604-562-6660
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

Northward Ventures Inc. (“Northward” or the “Company”) has entered into the following agreements for the acquisition of each of Bulldog Technologies Inc., a British Columbia company (“Bulldog BC”) and Bulldog Technologies Inc., a Nevada corporation (“Bulldog Nevada”):

  Agreement and Plan of Merger dated October 28, 2003 between Northward, Bulldog Nevada, Bulldog Acquisition Corp. and John Cockburn (the “Merger Agreement”); and

  Share Purchase Agreement dated October 28, 2003 between Northward, Bulldog BC, John Cockburn and certain minority shareholders of Bulldog BC holding, with Mr. Cockburn, in excess of 84% of the outstanding shares of Bulldog BC (the “Share Purchase Agreement”).

Bulldog BC and Bulldog Nevada

Bulldog BC was incorporated under the laws of the Province of British Columbia in September 1998. Bulldog Nevada was incorporated on January 18, 2000 under the laws of the State of Nevada. Bulldog BC carries on the business of developing and commercializing the Bulldog Online Security System, as described below, and the development and commercialization of the products developed by Bulldog Technologies. Bulldog Nevada was incorporated primarily to facilitate the financing of Bulldog BC. Bulldog Nevada’s primary asset consists of an inter-corporate loan to Bulldog BC that was outstanding in the amount of $1,122,197 as at August 31, 2003. Mr. John Cockburn is the principal shareholder of each of Bulldog BC and Bulldog Nevada

Bulldog Acquisition Corp.

Bulldog Acquisition Corp. (“Bulldog Acquisition”) was incorporated under the laws of the State of Nevada on October 24, 2003. Bulldog Acquisition is a wholly owned subsidiary of Northward. Bulldog Acquisition was incorporated for the purposes of completing the merger of Bulldog Nevada under the Merger Agreement.

The Merger Agreement

The Merger Agreement contemplates the merger of Bulldog Nevada and Bulldog Acquisition, with Bulldog Acquisition as the surviving corporation (the “Merger”). Bulldog Acquisition will be renamed “Bulldog Technologies Nevada Inc.” on completion of the Merger (“Bulldog Technologies Nevada”). On completion of the Merger, Northward will issue shares of Northward common stock to the non-dissenting shareholders of Bulldog Nevada on the basis of one share of Northward common stock for each share of Bulldog Nevada common stock held. There are presently 9,081,500 shares of Bulldog Nevada common stock issued and outstanding. Accordingly, Northward will issue 9,081,500 shares of Northward common stock to the shareholders of Bulldog Nevada, if no shareholders of Bulldog Nevada exercise dissent and appraisal rights. Shareholders of Nevada are entitled to exercise dissent rights under Nevada law.

The shares of Northward common stock to be issued to Bulldog Nevada’s stockholders on completion of the Merger will not be registered with the Securities and Exchange Commission (the “SEC”) or the securities commission of any U.S. state, and will be issued in reliance upon exemptions from registration under the U.S. Securities Act of 1933, as amended (the "1933 Act") and, with respect to those stockholders of Bulldog Nevada who are resident in the Province of British Columbia, in reliance upon an exemption from the registration and prospectus requirements of the Securities Act (British Columbia) (the "BC Act").

The Share Purchase Agreement

The Share Purchase Agreement contemplates the acquisition by Northward of all of the issued and outstanding shares of Bulldog BC from the shareholders of Bulldog BC, including John Cockburn. On completion of the Share Purchase Agreement, Northward will issue shares of Northward common stock to the shareholders of Bulldog BC on the basis of one share of Northward common stock for each outstanding common share of Bulldog BC. There are presently 710,000 common shares of Bulldog BC issued and outstanding. Accordingly, Northward will issue 710,000 shares of Northward common stock to the shareholders of Bulldog BC on completion of the Share Purchase Agreement.

Northward anticipates that the Share Purchase Agreement will be signed by the remaining shareholders of Bulldog BC who have not signed as of the date of this Current Report.

The shares of Northward common stock to be issued to shareholders of Bulldog BC on completion of the Share Purchase Agreement will not be registered with the SEC or the securities commission of any U.S. state, and will be issued in reliance upon an exemption from registration under the 1933 Act and an exemption from the registration and prospectus requirements of the BC Act.

Conditions Precedent to the Acquisitions

The closings of each of the Merger Agreement and the Share Purchase Agreement will be subject to Northward completing a private placement financing for net proceeds of not less than $520,000. The Northward Private Placement will involve the private placement of 520,000 units (the “Units”) at a price of US$1.00 per Unit, each Unit being comprised of one share of Northward common stock (the “Private Placement Shares”) and one share purchase warrant (the “Warrants”). Each Warrant will entitle the holder to purchase one additional share of Northward common stock at a price of US$1.00 per share for a period of two years from the closing. Northward will undertake upon demand of the investors to register the resale of the Private Placement Shares and the shares of the Company’s common stock issuable upon exercise of the Warrants (the “Warrant Shares”) by filing an appropriate registration statement with the SEC (the “Registration Statement”) under the 1933 Act. The investors will be entitled to demand that Northward prepare and file the Registration Statement at any time after 120 days from the date of closing of the Northward Private Placement until the one year anniversary of closing. The investors will pay for the cost of preparing and filing the Registration Statement and maintaining the Registration Statement effective. The Registration Statement will be kept effective until such time as all Private Placement Shares and Warrant Shares may be sold pursuant to Rule 144 of the 1933 Act. Northward will undertake to file the Registration Statement with the SEC within thirty days of demand. In the event that the Registration Statement is not filed within 30 days of demand, then Northward will pay a penalty of 10% of the private placement proceeds to the investor for each month in which the Registration Statement is not filed, calculated pro rata on a daily basis. Northward will use its best efforts to ensure the effectiveness of the Registration Statement within 120 days of filing with the SEC.

Northward must complete the Northward Private Placement on or before the closing of the Merger Agreement and the Share Purchase Agreement. The Northward Private Placement may complete prior to or contemporaneously with closing and it may be a condition of the Northward Private Placement that the closing of the acquisitions will occur contemporaneously with the closing of the Northward Private Placement. Northward has not entered into any agreements for the completion of the Northward Private Placement to date and there is no assurance that Northward will be able to complete the Northward Private Placement.

In addition to the requirement that the Northward Private Placement be completed, each of the Merger Agreement and the Share Purchase Agreement are subject to satisfaction of conditions precedent to closing as set forth in each agreement. The conditions precedent to the obligations of Bulldog Nevada to complete the Merger and the obligations of the shareholders of Bulldog BC to complete the sale of their shares to Northward include, but are not limited, the following:

  The holders of no more than two (2%) percent of the issued and outstanding shares of Bulldog Nevada will have exercised appraisal rights under Nevada law as dissenting shareholders;

  Bulldog BC and Bulldog Nevada will have received the resignations of the board of directors of Northward, including Michael Waggett and Suzette Lewis.

  Bulldog BC and Bulldog Nevada will have received a signed resolution of the board of directors of Northward appointing John Cockburn, James McMillan and Boo Jock Chong to the board of Northward.

  Michael Waggett and Suzette Lewis will have surrendered for cancellation, without consideration, all 2,000,000 (pre-split) shares of common stock in the capital of Northward owned by them.

The closings of the transactions under each of the Merger Agreement and the Share Purchase Agreement are each conditional upon the closing of transactions under the other agreement. Accordingly, if the transactions under either agreement do not close for any reason, then the transactions under the other agreement will not close.

Stock Split

The board of directors of Northward have approved a 4.34 for one split of Northward’s common stock to be effected by a dividend of 3.34 shares of Northward common stock to the shareholders of Northward of record on October 29, 2003 for each currently issued and outstanding share of Northward held. The shares to be issued by Northward on closing of the Merger Agreement and the Share Purchase Agreement will be post-split shares.

Closing of the Merger Agreement and the Share Purchase Agreement

The closing date for the closing of the Merger Agreement and the Share Purchase Agreement is November 7, 2003, subject to the satisfaction of the conditions precedent to closing by that date. In the event that the closing does not occur by November 28, 2003, then the Merger Agreement and the Share Purchase Agreement will terminate unless extended by written agreement.

Upon closing of each of the Merger Agreement and the Share Purchase Agreement and completion of the Northward Private Placement and the Stock Split, Northward will have been reorganized as follows:

  Northward’s issued and outstanding shares will consist of 19,902,900 shares of Northward common stock;

  Northward will own Bulldog BC as a wholly owned subsidiary;

  Northward will own Bulldog Technologies Nevada as a wholly owned subsidiary through the merger of Bulldog Nevada and Bulldog Acquisition;

  The former shareholders of Bulldog BC will own 710,000 shares of Northward common stock, representing 3.6% of the issued and outstanding shares of Northward;

  The former shareholders of Bulldog Nevada will own 9,081,500 shares of Northward common stock, representing 45.6% of the issued and outstanding shares of Northward;

  The board of directors of Northward will be comprised of John Cockburn, James McMillan and Boo Jock Chong.

Upon completion of this reorganization, Northward has agreed to change its corporate name to “Bulldog Technologies Inc.”, which name change will be effected either by (i) obtaining shareholder approval for such name change, or (ii) merging Bulldog Technologies Nevada into Northward.

Due to conditions precedent to closing, as outlined above, and the risk that these conditions precedent will not be satisfied, there is no assurance that Northward will complete the acquisitions of Bulldog BC and Bulldog Nevada as planned.

Description of the Business of Bulldog Technologies

Bulldog BC has developed a compact, portable electronic security device that attaches to the locking-rod of trailers and containers while in transit or storage. The business has developed a Bulldog Online Security System (the "Road BOSS") for use on trucks that communicates with a pager which is carried by the driver. The driver is alerted at attempts to access the cargo. The Road BOSS interfaces with satellite truck tracking systems. The business has also developed a Bulldog Online Security System (the "Yard BOSS") for security of storage yard containers that alerts dispatch personnel of theft. The Road BOSS and Yard BOSS are designed to prevent cargo theft from containers, tractor-trailers and cargo vans.

Bulldog BC has developed rugged, compact, portable, electronic devices that secure the locking-rods of trailers and containers while in transit or storage. By employing the BOSS product line, a company is able to monitor the security of their cargo at all times, from anywhere in the world, and with the assurance the emergency response personnel are able to respond with position and situation information within seconds of a problem.

The Road BOSS is a rugged, compact, portable security system that attaches to the locking-rods of cargo containers, protecting cargo while “on the road.” The Road BOSS relays a signal via satellite to dispatch using the existing fleet management equipment installed inside most trucks. These security updates and alarms are available to operators and dispatch at any location with Internet access. The Road BOSS product interfaces with existing GPS based fleet management systems, to provide trailer seal integrity, and vehicle security when the trailer is in transit or away from a secure yard. The Road BOSS allows dispatch, operators, and customs agents to monitor trailer status and load security from anywhere in North America.

The Road BOSS transmits to its receiver using high bandwidth spread spectrum signals, originally designed for military operation and security applications. It utilizes motion, vibration, contact, and magnetic sensors, and power efficient transmitters and receivers contained in rugged plastic-alloy housings, to create a low maintenance, indestructible, user-friendly security product.

The Yard BOSS product is a complementary system that allows for securing loads and monitoring seal integrity when the trailer is being stored in an equipped yard. The Yard BOSS utilizes security polling, contact sensors, and motion sensors to alert yard security personal to any tampering. This System integrates with a monitored alarm system and also activates a rooftop siren.

The Road BOSS and Yard BOSS form a complementary pair allowing operators and dispatchers of all sizes to secure their valuable cargo from the time it is loaded into a container, until it is delivered to its’ final destination.

To date, Bulldog BC has three different BOSS product lines, which provide the company with the ability to tailor a yard or road based security system to the exact needs of the individual customer.

(A) RB-100 Yard BOSS - Is a portable external unit for containers/tractor trailers which provides yard security personnel the ability to monitor the movement and door seal of parked trailers or containers. The Yard BOSS provides a visible theft deterrent, uses motion sensors to prevent the movement of the trailer, and locking rod contacts to monitor the opening of the trailer doors.

(B) RB-200 Road BOSS - Is a portable external double-attachment unit that secures a container/tractor trailer while in transit. This system is configured for use with a satellite asset management system, or stand-alone pager. The RB-200 provides a visible theft deterrent, and uses contact sensors on the locking rods to monitor the opening of the trailer doors.

(C) RB-300 Road BOSS Internal - Is an internal unit utilizing magnetic contact sensors for securing roll-up and sliding doors. This system can be configured for use with either the Road BOSS satellite tracking system, stand-alone pager, or Yard BOSS secure lot systems. The RB-300 provides the ability to monitor multiple doors, and allows for monitoring without alerting would-be thieves to its presence.

Bulldog BC has completed development of the BOSS products, as outlined above, but has not achieved revenues through sales of the BOSS products to date.

Plan Of Operations of Northward

Upon completion of Northward’s corporate reorganization as outlined above, Northward intends to pursue the business interests of Bulldog BC and the commercialization of its Bulldog Online Security System products. Among other things, Northward intends to pursue the marketing of Bulldog BC’s products and seek out adequate financing in order to bring such products to market. Northward anticipates that it will require US$1 million for the twelve months ended August 31, 2004 to secure initial product orders and build market channels, support customer trials, complete independent market and product evaluations, recruit additional senior management, conduct continued research and development on its new products, launch a marketing program and to ramp up its manufacturing capabilities.

There is no assurance that Northward will obtain the financing required to pursue this plan of operations. Northward, Bulldog BC and Bulldog Nevada have had negative cash flows from operations. If the acquisitions are completed, Northward’s business plan calls for significant expenses necessary to bring the Bulldog Online Security Systems to market. Northward will require additional financing to complete the financing required to bring these products into commercial operation, finance working capital and pay for operating expenses and capital requirements until Northward achieves a positive cash flow. Northward has estimated that it will require approximately $1 million to carry out this business plan in the year ended August 31, 2004. There is no assurance that Northward will be able to raise all the required financing. However, there is also no assurance that actual cash requirements will not exceed current estimates. In particular, additional capital may be required in the event that:

- Northward incurs unexpected costs in completing the development of its technology or encounter any unexpected technical or other difficulties;

- Northward incurs delays and additional expenses as a result of technology failure;

- Northward is unable to create a substantial market for its services; or

- Northward incurs any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect Northward’s ability to complete its proposed business plans.

Northward does not have any arrangement for financing other than the Northward Private Placement. Northward will depend almost exclusively on outside capital to pay for the continued development of its technology and the marketing of its services. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to Northward. The issuance of additional equity securities by Northward would result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase its liabilities and future cash commitments.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired. Not required.

(b)	Pro forma Financial Information. Not required.

(c)	Exhibits.

Exhibit	Description
10.1	Agreement and Plan of Merger dated October 28, 2003 between Northward Ventures Inc., Bulldog Technologies Inc., a Nevada corporation, Bulldog Acquisition Corp. and John Cockburn.
10.2
Share Purchase Agreement dated October 28, 2003 between Northward Ventures Inc., Bulldog Technologies Inc., a British Columbia company, John Cockburn and the remaining shareholders of Bulldog Technologies Inc., a British Columbia company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWARD VENTURES I NC.

Date: October 31, 2003
	By:	/s/ Michael Waggett

Michael Waggett, President